Exhibit 10.1

CHF Industries, Inc.

One Park Avenue

New York, NY 10016

Numo Manufacturing Inc.

700 Hickory Tree Road

Mesquite, TX 75149

April 28, 2004

Gentlemen:

Reference is made to (i) the Commercial Lease Agreement, dated October 21, 2003 (the “Lease”), between CHF Industries, Inc. (“Landlord”) and Numo Manufacturing Inc. (“Tenant”) covering the property located at 1072 U.S. Highway 175, Kaufman, Texas 75142 (the “Property”) and (ii) the Contract to Purchase Real Estate covering the Property which is attached to the Lease (the “Purchase Contract”).

This letter agreement, when signed by Landlord and Tenant, shall constitute an amendment to the Lease and the Purchase Agreement.

Amendment to Lease

1. Article Seventeen, Sections 1 and 2 of the Lease are hereby amended to delete therefrom all references to the date “April 30, 2004” and replace such references with the date “May 30, 2004”.

2. Article Seventeen, Section 4 of the Lease is hereby amended to add the following sentence at the end thereof:

“If Tenant does purchase the building, the amount of $120,000 (the deferred rent for months 2-7) shall be added to the purchase price under the Purchase Contract (less, if applicable, the $10,000 per month credit referred to in Section 2 of this Article Seventeen, in the event the Tenant exercises the option to purchase on or before 5:00 p.m. on May 30, 2004).”

Amendment to Purchase Contract

1. The first sentence of Section 2 of the Purchase Contract is hereby amended to delete therefrom the words, “On the Effective Date” and replace such words with the words, “The “Effective Date” shall be the date on or before May 30, 2004 that”.

2. The first sentence of Section 3 of the Purchase Contract is hereby amended and restated as follows:

“The purchase price for the Property shall be Two Million One Hundred Twenty Five Thousand and no/100 ($2,125,000) Dollars (the “Purchase Price”), provided that the Purchase Price shall be increased by the amount of $120,000 (representing unpaid rent for months 2-7 under the Commercial Lease Agreement, dated October 21, 2003 (the “Lease”), between Seller and Purchaser) and, in the event that the Effective Date is on or before May 30, 2004, decreased by the amount of $10,000 for each month that rent has been paid under the Lease prior to the Closing Date.”

Please sign in the space indicated below where upon this will become a binding agreement between us as of the date first above written.

Very truly yours,

CHF Industries, Inc.

By: /s/

Acknowledged and Agreed:

Numo Manufacturing Inc.

By: /s/ John Sanford